As filed with the Securities and Exchange Commission on May 20, 2014

No. 333-191052

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 9

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUNEDISON SEMICONDUCTOR LIMITED

(Exact name of registrant as specified in its charter)

Singapore	3674	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11 Lorong 3 Toa Payoh

Singapore 319579

(65) 6681-9300

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

C T Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 590-9070

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Dennis M. Myers Kirkland & Ellis LLP 300 North LaSalle Chicago, Illinois 60654 (312) 862-2000	Christopher L. Kaufman Tad J. Freese Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 (650) 328-4600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Ordinary Shares, no par value	$250,000,000	$34,100

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes the offering price of any additional ordinary shares that the underwriters have the option to purchase.
(3)	This amount was previously paid in connection with the filing of this Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 9 is being filed solely for the purpose of amending Item 16 of Part II of the Registration Statement on Form S-1 (File No. 333-191052) to reflect the filing of a certain revised exhibit to the Registration Statement. No other changes or additions are being made hereby to the preliminary prospectus which forms part of the Registration Statement or to Items 13, 14, 15, or 17 of Part II of the Registration Statement. Accordingly, the preliminary prospectus and Items 13, 14, 15, and 17 of Part II of the Registration Statement have been omitted from this filing.

Part II

Information not required in prospectus

Item 16. Exhibits and Financial Statement Schedules

The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.

Certain of the agreements included as exhibits to this prospectus contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

The registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 9 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Peters, State of Missouri, on May 20, 2014.

SUNEDISON SEMICONDUCTOR LIMITED

By: /s/ Shaker Sadasivam
Name: Shaker Sadasivam Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 9 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Shaker Sadasivam Shaker Sadasivam	President, Chief Executive Officer and (principal executive officer)	May 20, 2014

* Brian Wuebbels	Chief Financial Officer of SunEdison, Inc. (principal financial officer and principal accounting officer)	May 20, 2014

*	Director	May 20, 2014
Sally H. Townsley

*	Director and Authorized Representative in the United States	May 20, 2014
Jeffrey L. Hall

*By:	/s/ Shaker Sadasivam
Shaker Sadasivam, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1#	Form of Underwriting Agreement.

3.1#	Memorandum and Articles of Association of SunEdison Semiconductor Limited.

4.1#	Specimen Stock Certificate.

5.1#	Opinion of Rajah & Tann LLP.

8.1	Opinion of Kirkland & Ellis LLP.

8.2#	Opinion of Rajah & Tann LLP.

10.1#	Form of Separation Agreement, by and between SunEdison Semiconductor Limited and SunEdison, Inc.

10.2#	Form of CCZ and Diamond Coated Wire Licensing Agreement, by and between SunEdison Semiconductor Limited and SunEdison, Inc.

10.3†#	Form of Patent and Technology Cross-License Agreement, by and between SunEdison Semiconductor Limited and SunEdison, Inc.

10.4#	Form of Transition Services Agreement, by and between SunEdison Semiconductor Limited and SunEdison, Inc.

10.5#	Form of Tax Matters Agreement, by and between SunEdison Semiconductor Limited and SunEdison, Inc.

10.6#	Form of Registration Rights Agreement, by and between SunEdison Semiconductor Limited and SunEdison, Inc.

10.7#	Form of Indemnification Agreement with Directors and Officers.

10.8#	SunEdison Semiconductor Limited 2014 Long-Term Incentive Plan.

10.9#	Form of Technology Joint Development and Rights Agreement, by and between SunEdison Semiconductor Limited and SunEdison, Inc.

10.10#	SunEdison Semiconductor Limited 2014 Non-Employee Director Incentive Plan.

10.11#	Form of Stock Option Agreement pursuant to the SunEdison Semiconductor Limited 2014 Long-Term Incentive Plan.

10.12#	Form of Stock Option Agreement pursuant to the SunEdison Semiconductor Limited 2014 Non-Employee Director Incentive Plan.

10.13#	Form of Restricted Stock Unit Agreement pursuant to the SunEdison Semiconductor Limited 2014 Long-Term Incentive Plan.

10.14#	Form of Employment Agreement, by and between SunEdison Semiconductor, LLC and Shaker Sadasivam.

10.15#	Form of Registration Rights Agreement, by and between SunEdison Semiconductor Limited and Samsung Fine Chemicals Co., Ltd.

10.16#	Form of Registration Rights Agreement, by and between SunEdison Semiconductor Limited and Samsung Electronics Co., Ltd.

10.17#	Share Purchase Agreement, dated March 20, 2014, by and between SunEdison Semiconductor Pte. Ltd. and Samsung Fine Chemicals Co., Ltd.

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Exhibit Number	Exhibit Description

10.18#	Share Purchase Agreement, dated March 20, 2014, by and between SunEdison Semiconductor Pte. Ltd. and Samsung Electronics Co., Ltd.

10.19†#	Wafer Purchase and Sale Agreement, dated March 20, 2014, by and between SunEdison Semiconductor Pte. Ltd. and Samsung Electronics Co., Ltd.

10.20#	Joint Venture Agreement, dated February 15, 2011, by and between MEMC Singapore Pte. Ltd. and Samsung Fine Chemicals Ltd., previously filed as exhibit 10.82 to the quarterly report on Form 10-Q filed by SunEdison, Inc. (f/k/a MEMC Electronic Materials, Inc.) on May 5, 2011 (file no: 001-13828) and incorporated herein by reference.

10.21#	Form of Joinder and Amendment Agreement to Joint Venture Agreement, by and among Samsung Fine Chemicals Co., Ltd., SunEdison, Inc. and SunEdison Semiconductor Pte. Ltd.

21.1#	List of subsidiaries.

23.1#	Consent of KPMG LLP.

23.2#	Consent of Rajah & Tann LLP (included in Exhibit 5.1 and Exhibit 8.2).

23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 8.1).

24.1#	Power of Attorney (previously included on the signature page of this Form S-1 filed on September 9, 2013, registration no. 333-191052).

99.1#	Consent of Director Nominees.

*	To be filed by amendment.
†	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been provided separately to the SEC.
#	Previously filed.

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